Exhibit 99.1

PLX Technology, Inc. Reports Third Quarter 2013 Financial Results

Third Consecutive Profitable Quarter, Record Year-to-Date Profit, Record Design Wins

SUNNYVALE, Calif., Oct. 21, 2013 -- PLX Technology, Inc. (PLX®) (NASDAQ: PLXT), the global leader in PCI Express® (PCIe®) silicon and software connectivity solutions enabling emerging data center architectures, today announced third quarter revenues of $25.7 million and net income of $2.0 million, or $0.04 per share (diluted).

“Our focus on key cost control measures has resulted in three consecutive profitable quarters and record profits year-to-date allowing us to build our cash position and pay down debt,” said David Raun, PLX president and CEO.  “Record PCI Express design wins dominated by higher ASP Gen3 products signal a healthy pipeline.  Market share gains in PCI Express, no significant design win losses over the past two quarters, and production of new higher lane count parts in Q4 highlights additional opportunities for the company.”

Non-GAAP Financial Comparison
(in millions, except per share amount)

	Quarterly Results			Year to Date
	Q3 2013	Q2 2013	Q3 2012	2013	2012
Net revenues	$25.7	$26.9	$26.9	$78.8	$76.8
Gross Margin	$14.7	$15.1	$16.1	$45.3	$45.2
Operating expense	$11.8	$11.8	$14.6	$35.2	$42.2
Operating income from continuing operations	$2.9	$3.3	$1.5	$10.1	$3.0
Income from continuing operations	$2.8	$3.1	$0.5	$9.7	$2.4
Income per share (diluted) from continuing operations	$0.06	$0.07	$0.01	$0.22	$0.05

The above non-GAAP financial information (other than net revenues, which are presented on a GAAP basis) excludes lawsuit verdict contingency accrual expense, share-based compensation, acquisition, restructuring and impairment charges, amortization of acquired intangibles and discontinued operations.  See “Use of Non-GAAP Financial Information” below.

GAAP Financial Comparison
(in millions, except per share amount)

	Quarterly Results			Year to Date
	Q3 2013	Q2 2013	Q3 2012	2013	2012
Net revenues	$25.7	$26.9	$26.9	$78.8	$76.8
Gross Margin	$14.5	$15.1	$16.1	$45.1	$45.1
Operating expense	$12.4	$13.3	$18.4	$38.4	$49.5
Operating income (loss) from continuing operations	$2.0	$1.8	$(2.3)	$6.7	$(4.4)
Income (loss) from continuing operations	$2.0	$1.7	$(3.3)	$6.4	$(5.0)
Income (loss) per share (diluted) from continuing operations	$0.04	$0.04	$(0.07)	$0.14	$(0.11)

“Enterprise storage and networking markets continue to dominate design win activity, and our market-leading technology backed by strong customer relationships position us for continued design win success,” said Raun.  “We also garnered significant industry interest in the quarter with the company’s first public demonstration of PLX’s ExpressFabric® technology housed in a data center rack at the Intel Developer Forum (IDF).

“Our overall design activity pipe which measures the potential annual revenue for each program is in the hundreds of millions of dollars and is greater than three times the size that it was four years ago when our main focus was Gen2.  All five of our PCI Express end market segments produced greater design wins than last quarter, and we are confident about our growth potential for years to come.”

About ExpressFabric
PCIe is well-established as a standard that is already native on nearly all mainstream data center appliances.  Facilitated by PLX’s next generation PCIe Gen3 fabric-enabling switch devices, ExpressFabric eliminates a large number of expensive “bridging” devices like adapter cards that translate PCIe to InfiniBand, Ethernet or Fibre Channel.  This subsequently provides a high-performance, low-latency solution, while offering significantly lower cost and power, with a reduced bill of materials.

ExpressFabric technology is focused on small to medium (20-1000 nodes) high performance clusters that are cost and power sensitive, and the fabric seamlessly works with Ethernet and InfiniBand for larger scale out.  PLX developed a market-seeding PCIe-based top-of-rack (ToR) switch box to demonstrate rack-level consolidation and convergence into a single interconnect technology. To help prime this market, PLX has been selling internally developed PCI Express-based server cards that appear to the software like Ethernet Network Interface Cards, and in Q3 we began shipping our PCI Express top of rack switch boxes to early customers.

Business Outlook
The following statements are based on current expectations.  The company does not intend to update, confirm or change this guidance until its fourth quarter 2013 earnings release, although it may provide additional details regarding its guidance during today’s scheduled conference call.

•	Net revenues for the fourth quarter ending Dec. 31, 2013 are expected to be between $25.0 million and $27.0 million;
•	Non-GAAP gross margins are expected to be approximately 56 percent with GAAP margins at approximately 55 percent;
•	Operating expenses are expected to be approximately $13.8 million. Included in operating expenses are share-based compensation related charges of approximately $0.8 million

Conference Call
PLX management plans to conduct a conference call and webcast today at 2:00 p.m. (PT) to discuss its third quarter results, as well as its fourth quarter 2013 outlook.  A live webcast of the conference call will be available through the Investor Relations section of the PLX Website at www.plxtech.com/investors, which also can be heard live via telephone at (877) 474-9506, using access code 30249077.  International callers may dial +1 (857) 244-7559.  A recorded replay of this webcast will be available on the PLX Website beginning 6:00 p.m. (PT) on Oct. 21, 2013, through 11:59 p.m. (PT) on Oct. 28, 2013.  To listen to the replay via telephone, call (888) 286-8010 and use access code 34140578.  International callers may dial +1 (617) 801-6888.

Use of Non-GAAP Financial Information
To supplement PLX’s financial statements presented on a GAAP basis, PLX has provided non-GAAP financial information, including non-GAAP income (loss), non-GAAP earnings (loss) per share (diluted), non-GAAP operating income (loss) and non-GAAP operating expenses.  These non-GAAP results exclude lawsuit verdict contingency accrual expense, share-based compensation, including ESOP expenses, acquisition, restructuring and impairment related charges, amortization of acquired intangibles and discontinued operations. A reconciliation of the adjustments to GAAP results is included in the tables below.  Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to PLX investors for informational and comparative purposes.  In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  The non-GAAP financial information used by PLX may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about the company’s estimated net revenues, estimated operating expenses and estimated gross margins, which are set forth under the caption “Business Outlook,” and statements regarding PLX’s growth potential, design wins, and expected revenue related to design wins.  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers that use the company’s products, adverse economic conditions in general or those specifically affecting the company’s markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the company’s customers and unexpected expenses.  Please refer to the documents filed by the company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2012, and PLX’s quarterly report on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the company assumes no obligation to update such statements.

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About PLX
PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is the industry-leading global provider of semiconductor-based PCI Express connectivity solutions primarily targeting enterprise data center markets.  The company develops innovative software-enriched silicon that enables product differentiation, reliable interoperability and superior performance.  Visit PLX on plxtech.com, LinkedIn, Facebook, Twitter and YouTube.

PLX, the PLX logo, ExpressLane, and ExpressFabric are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions.  All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective organizations.

Investor Relations contact:
Leslie Green
Green Communications Consulting, LLC (for PLX)
Tel: (650) 312-9060
leslie@greencommunicationsllc.com

Editorial contact:
David Hurd
Sr. Director, Corporate Communication
Tel: (408) 328-3594
dhurd@plxtech.com

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30
	2013	2013	2012	2013	2012
Net revenues	$25,725	$26,850	$26,866	$78,793	$76,834
Cost of revenues	11,265	11,777	10,808	33,735	31,732
Gross margin	14,460	15,073	16,058	45,058	45,102
Operating expenses:
Research and development	6,107	6,480	8,823	18,548	21,362
Selling, general and administrative	6,309	6,804	6,654	19,532	22,764
Acquisition and restructuring related costs	-	-	2,830	291	5,179
Amortization of purchased intangible assets	-	-	64	-	223
Total operating expenses	12,416	13,284	18,371	38,371	49,528
Income (loss) from operations	2,044	1,789	(2,313)	6,687	(4,426)
Interest income (expense) and other, net	(2)	(55)	(60)	(128)	(119)
Income (loss) from continuing operations before provision for income taxes	2,042	1,734	(2,373)	6,559	(4,545)
Provision for income taxes	57	61	931	202	466
Income (loss) from continuing operations, net of tax	1,985	1,673	(3,304)	6,357	(5,011)
Loss from discontinued operations, net of tax (1)	-	-	(3,013)	(57)	(26,965)
Net income (loss)	$1,985	$1,673	$(6,317)	$6,300	$(31,976)

Basic net income (loss) per share:
Income (loss) from continuing operations	$0.04	$0.04	$(0.07)	$0.14	$(0.11)
Loss from discontinued operations	$-	$-	$(0.07)	$-	$(0.60)
Net income (loss)	$0.04	$0.04	$(0.14)	$0.14	$(0.71)

Diluted net loss per share:
Income (loss) from continuing operations	$0.04	$0.04	$(0.07)	$0.14	$(0.11)
Loss from discontinued operations	$-	$-	$(0.07)	$-	$(0.60)
Net income (loss)	$0.04	$0.04	$(0.14)	$0.14	$(0.71)

Shares used to compute per share amounts:
Basic	45,682	45,611	44,946	45,553	44,824
Diluted	46,692	46,299	44,946	46,332	44,824

1	Loss from discontinued operations includes gain on disposal of $2,097 for the three and nine months ended September 30, 2012.

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	September 30	December 31
	2013	2012
ASSETS

Cash and investments	$17,985	$16,711
Accounts receivable, net	12,014	10,635
Inventories	10,070	10,560
Property and equipment, net	10,390	11,267
Goodwill	20,461	20,461
Other assets	3,806	3,345
Total assets	$74,726	$72,979

LIABILITIES

Accounts payable	$5,697	$10,738
Accrued compensation and benefits	3,744	4,493
Accrued commissions	500	817
Other accrued expenses	3,060	2,259
Short term borrowings against line of credit	-	8,000
Long term borrowings against line of credit	6,000	-
Total liabilities	19,001	26,307

STOCKHOLDERS' EQUITY

Common stock, par value	46	45
Additional paid-in capital	192,237	189,444
Accumulated other comprehensive loss	(267)	(226)
Accumulated deficit	(136,291)	(142,591)
Total stockholders' equity	55,725	46,672
Total liabilities and stockholders' equity	$74,726	$72,979

PLX TECHNOLOGY, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION (1)
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30
	2013	2013	2012	2013	2012
Income From Continuing Operations Reconciliation
GAAP Income (Loss)	$1,985	$1,673	$(3,304)	$6,357	$(5,011)
Acquisition and restructuring related costs	-	-	2,830	291	5,179
Share-based compensation	545	567	914	1,877	2,006
Lawsuit verdict contingency accrual	293	903	-	1,196	-
Amortization of purchased intangible assets	-	-	64	-	223
Non-GAAP Income	$2,823	$3,143	$504	$9,721	$2,397

Income Per Share From Continuing Operations Reconciliation
GAAP Diluted Income (Loss) Per Share	$0.04	$0.04	$(0.07)	$0.14	$(0.11)
Effect of acquisition and restructuring related costs	-	-	0.06	0.01	0.12
Effect of share-based compensation	0.01	0.01	0.02	0.04	0.04
Effect of lawsuit verdict contingency accrual	0.01	0.02	-	0.03	-
Effect of amortization of purchased intangible assets	-	-	-	-	-
Non-GAAP Diluted Income Per Share	$0.06	$0.07	$0.01	$0.22	$0.05

Operating Income From Continuing Operations Reconciliation
GAAP Operating Income (Loss)	$2,044	$1,789	$(2,313)	$6,687	$(4,426)
Share-based compensation - COGS	9	14	49	-	98
Share-based compensation - R&D	193	191	349	609	719
Share-based compensation - SG&A	343	362	516	1,268	1,189
Lawsuit verdict contingency accrual	293	903	-	1,196	-
Acquisition and restructuring related costs	-	-	2,830	291	5,179
Amortization of purchased intangible assets	-	-	64	-	223
Non-GAAP Operating Income	$2,882	$3,259	$1,495	$10,051	$2,982

Gross Margin From Continuing Operations Reconciliation
GAAP Gross Margin	$14,460	$15,073	$16,058	$45,058	$45,102
Share-based compensation - COGS	9	14	49	-	98
Lawsuit verdict contingency accrual	235	-	-	235	-
Non-GAAP Gross Margin	$14,704	$15,087	$16,107	$45,293	$45,200

Operating Expense From Continuing Operations Reconciliation
GAAP Operating Expenses	$12,416	$13,284	$18,371	$38,371	$49,528
Share-based compensation - R&D	(193)	(191)	(349)	(609)	(719)
Share-based compensation - SG&A	(343)	(362)	(516)	(1,268)	(1,189)
Lawsuit verdict contingency accrual	(58)	(903)	-	(961)	-
Acquisition and restructuring related costs	-	-	(2,830)	(291)	(5,179)
Amortization of purchased intangible assets	-	-	(64)	-	(223)
Non-GAAP Operating Expenses	$11,822	$11,828	$14,612	$35,242	$42,218

1	Refer to " Use of Non-GAAP Financial Information" in the press release for a discussion of management's use of non-GAAP financial measures.

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30
	2013	2013	2012	2013	2012
Net Revenues by Geography
Americas	20%	19%	18%	20%	16%
Asia Pacific	71%	71%	72%	70%	71%
Europe	9%	10%	10%	10%	13%

	Three Months Ended			Nine Months Ended
	September 30	June 30	September 30	September 30
	2013	2013	2012	2013	2012
Net Revenues by Type
PCI Express Revenue	71%	75%	65%	72%	66%
Connectivity Revenue	29%	25%	35%	28%	34%